EXHIBIT 10
----------



                              ENGAGEMENT AGREEMENT

         EMPLOYMENT AGREEMENT (this "Agreement"), dated as of March 17, 2000, between A-Infocom, Inc., a California corporation (hereafter, "Employee"), at 5901 Warner Avenue, #432, Huntington Beach, CA 92649, whose sole shareholder is
R. A. Moss, and Digital Video Display Technologies, Inc., a Nevada Corporation, c/o The Marshall Firm, 111 West 40th St., 11th Floor, New York, NY 10018 ("Employer"), engaged in the worldwide business of providing digital video and multimedia entertainment content-on-demand to consumers on an open (web-based) and closed (location based) system.

         WHEREAS, the Employee's unique skills, knowledge and experience with respect to Employer and Employer's business, and Employee's ongoing participation and employment by Employer, are a most significant and material inducement in Employer's decision to enter into an employment agreement with Employee.

         WHEREAS, Employer desires to employ A-Infocom, as the Chief Operating Officer ("COO") of Employer, and Employee desires to be employed in such capacity;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the Employer and the Employee hereby agree as follows:

         1.    Employment Duties and Agreements

               (a) Employer hereby agrees to employ the Employee (the "Employment") as the COO of Employer, with such senior and management duties, responsibilities, obligations and powers commensurate as will be described herein and which as are assigned to Employee by the President and CEO and the Board of Directors of Employer; and

               (b)  Employee  hereby  accepts the Employment and agrees to serve
                    Employer during the period described in Paragraph 1(d) hereof. In rendering services to Employer, Employee shall be subject to, and agrees to act in accordance with, the instructions and directions of Employer's CEO and Board of Directors and all applicable policies and rules thereof.

               (c) During the Employment, Employee will be responsible for the operations and management of the business of Employer on a day to day basis.

                    Additionally, should Employer enter into agreements with individuals or with such entities involved in the development of additional products related to Employer's business of which Employee has specific knowledge and skill, at Employer's request, Employee will participate in various aspects of such businesses and with individuals in Employee's area of expertise. As part of Employee's duties, it will participate in identifying, appointing and overseeing employees of Employer and other staff necessary to operate and manage Employer; the appointment of Employees of Employer shall be subject to prior approval by Employer's President and CEO and Board of Directors. Employee will report directly to Employer's CEO and Employee will keep the Employer's Board of Directors and CEO updated with written reports concerning Employer on an ongoing basis per the policies and practices of Employer. All agreements, whether oral or written, obligating Employer or it's affiliates for obligations, whether financial or otherwise, must be approved by the CEO and General Counsel of Employer.

               (d) The initial employment term shall be Three (3) years from the date of execution of this Agreement, ("Initial Employment Term"), renewable on terms subject to good faith negotiations and mutual approval on an annual basis with Three (3) months written notice prior to the expiration of the initial term, and thereafter each annual term ("Subsequent Annual Employment Terms").

                    However, it is understood that it is the essence of this Employment Agreement that Employee will provide its services to help oversee Employer's business for not less than
                    Eighteen (18) months from execution of this Agreement. Should Employee fail to help oversee the business of Employer for such a period of time to the best of its ability, according to reasonable industry standards, and on an exclusive non-compete basis, it will be in breach of this Agreement and cause irreparable damage to Employer, and be subject to all equitable and other legal remedies available to Employer, including Employer's right to terminate Employee pursuant to the terms of Paragraphs 3(b)(i)-(v), and 4(a) and stock and option compensation restraints in paragraphs 2(c) and (d) of this Agreement.

               (e) Employee shall be elected and appointed as a member of Employer's Board of Directors.

               (f) The principal office of the Employee shall be at 5901 Warner Avenue, #432, Huntington Beach, CA 92649, or other office in the vicinity of the Employer's present office; provided, that Employee may be required to travel and render services outside such area at such reasonable times as may be necessary to perform his duties hereunder.

               (g) During the Employment, Employee shall devote, on an exclusive basis, its professional time and energy, attention, skills and ability to the performance of the Employment and shall faithfully and diligently endeavor to promote the business and best interests of Employer and it's affiliates and shall make available to Employer and it's affiliates, when and if requested, all knowledge possessed by him relating to any aspect of his duties and responsibilities hereunder, and shall introduce Employer's executives and Board of Directors and executives of Employer's affiliates to all individuals personally known to Employee in the worldwide Internet, kiosk, multimedia and location based entertainment industry that Employer and it's affiliates' employees or Board of Directors wish to meet or do business with. For the purposes of this Agreement, the term
                    "worldwide Internet, kiosk, multimedia and location based entertainment industry" shall be defined as "that industry involved in designing, building and providing and/or obtaining information, e-commerce, and entertainment involving computer graphics, video, film, graphics, music and music videos, and sports videos on the worldwide
                    Internet and/or location based kiosks worldwide (individually, and in any combination thereof) for use in display on computers, kiosks and/or film and video mediums or other distribution mediums now known or hereinafter devised, whether used for entertainment, information or educational purposes". Nothing in this Paragraph 1(g) precludes Employee from making passive investments of up to Five (5%) percent interest in any entity or business which may be competitive with Employer or it's affiliates, nor any passive investment of any amount in any entity or business which is not competitive with Employer or it's affiliates.

                    Employee hereby agrees to allow Employer to use its, and its principal officer's and employee's, name, bio and likeness in connection with information dissemination concerning their respective companies. Employee agrees not to make public announcements or publicity about Employer without first consulting with Employer's CEO and Board of Directors. Employee agrees to appear and participate with Employer and it's affiliates in the general promotion of Employer and it's affiliates as it may reasonably request.

         2.    Compensation

               (a)  Base Compensation for Services
                    ------------------------------

                    As compensation for the performance by Employee of its obligations hereunder during the Employment, and provided that Employee performs its obligations hereunder, Employer shall pay Employee a base compensation equal to One Hundred Twenty Thousand ($120,000) dollars per anum. The Employee's base compensation shall be payable in equal installments no less frequently than twice each month.

               (b)  Annual Bonus
                    ------------

                    In addition to the base compensation, Employee shall be awarded, for each fiscal year during the Employment Term, an annual bonus (the "Annual Bonus") pursuant to Employer's annual incentive plans (the "Annual Plans"), to be created and approved by Employer's Board of Directors, at its sole discretion, based on Employer's overall performance and Employee's particular contribution to such performance. The Annual Bonus will be pro rated in the case of a bonus for any year during which Employee was employed for less than Twelve (12) months. Each such Annual Bonus shall be paid no later than the end of the third month of the fiscal year next following the fiscal year for which the Annual Bonus is awarded, unless Employee shall elect to defer the receipt of such Annual Bonus. Notwithstanding the above, it is the intent of the parties hereto that the Annual Plans meet all applicable requirements for the exemption of the payments thereunder from the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended, including the requirement that the Annual Plans be approved by the shareholders of Employer prior to the payment of any bonuses thereunder. The Board may award Employee bonuses other than pursuant to the Annual Plans at its discretion.

               (c)  Grant of Stock
                    --------------

                    Employee or its designee will be granted One Million (1,000,000) shares of Common Stock of Employer at .01 no par value, which will be 144 Stock, restricted and bearing a legend to the fact on the stock certificate for a period of Two (2) years from the date of grant, and as an inducement to the requirement that Employee provide the individual services of its principal shareholder Randy A. Moss, for a period of at least Eighteen (18) months; the One Million (1,000,000) shares will be earned, vested and transferred to Employee 1/3, 1/3, 1/3 -i.e., 333,333 shares on September 17, 2000; 333,333 shares on March 17, 2001; and 333,334 shares on September 17, 2001, provided that on each such date Employee is still employed by Employer as COO of Employer.




               (d)  Stock Options
                    -------------

                    Employee or its designee will be granted, as of the effective date hereof, a stock option (the "Option") to purchase One Hundred Thousand (100,000) shares at the option price of Five ($5.00) dollars per share of the Employer's common stock ("Stock"). Employee acknowledges that certain action will need to be taken by the Compensation Committee of Employer's Board of Directors to effectuate such Option grant. The exercise price with respect to each share of Stock subject to the Option will be the average between the high bid price and low ask price of the Stock on the over the counter or NASDAQ market on the date of exercise. The Option will become exercisable at specific times according to the plan created by the Compensation Committee.

               (e)  Expenses
                    --------

                    Employee shall be entitled to receive prompt reimbursement from Employer for all documented business expenses incurred by it in the performance of its duties hereunder, provided that Employee properly accounts therefore in accordance with Employer's reimbursement policy, including, without limitation, the submission of supporting evidence as reasonably requested by Employee.

               (f)  Other Benefits
                    --------------

                    (i) During the Employment, Employee shall be entitled to participate in such medical, disability, life, accident or other insurance or welfare plans, programs or arrangements as are offered generally to the Employees of Employer and it's affiliates.

                    (ii) Employee  shall  be  entitled  to Four (4)  weeks  paid vacation with respect to each calendar year of the Employment.

               (g)  Employee,  and not Employer,  will be responsible to pay any
                                   ---
                    and all required federal, state, local and other government withholdings or deductions required under applicable tax laws, and Employee, including its sole officer, Randy A. Moss, personally, and corporately, indemnifies Employer and each of its Officers and individual members of the Board of Directors and affiliates, against any financial and/or other legal consequences and penalties that such Officers, Board Members or Employer may incur based on Employee's failure to pay, withhold or deduct such applicable taxes.

         3.    Termination Events
               ------------------

               (a) Employment shall commence on the date hereof, and will continue unless terminated by a Termination Event, as defined below.

               (b) For purposes of this Agreement, the following events shall constitute "Termination Events":

                    (i) the expiration of the Initial Employment Term or the expiration of any Subsequent Annual Employment Terms when there are no provisions for automatic renewals or extensions;

                    (ii) Death of Employee's principal shareholder, R. A. Moss

                    (iii)Employee's failure to substantially  perform the duties required of him hereunder for a period of Three (3) consecutive months or for shorter periods aggregating Three (3) months during any Six (6) month period, on account of a physical or mental disability or incapacity, as verified by a written statement from a physician mutually agreeable to Employer and Employee;

                    (iv) the  termination of Employment by Employer for "Cause".
                         For purposes of this Agreement, the term "Cause", when used in connection with the termination of the Employment by Employer, shall mean Employee's or
                         Employee's principal shareholder, R. A. Moss' (a) commission of fraudulent or criminal acts; (b) failure to act exclusively in the worldwide Internet, kiosk, multimedia and location based entertainment industry as defined in Paragraph 1(g), above, on behalf of Employer in breach of this Employment Agreement; (c) acting solely or with others in competition with Employer without Employer's Board of Directors' prior written consent; (d) failure to substantially perform duties required of it or its principal shareholder, R. A. Moss, hereunder for a period of Three (3) consecutive months or for shorter periods aggregating Three (3) months during any Six (6) month period; or (e) material breach of this Agreement.

                    (v) the voluntary termination of Employment by the Employee, other than for "Good Reason". For purposes of this Agreement, the term "Good Reason", when used in connection with the voluntary termination of the Employment by the Employee, shall mean the assignment to the Employee of any duties inconsistent with the terms of this Agreement or that could result in an assertion of a breach thereof.

                    (vi) the voluntary termination of Employment by Employee for
                         Good Reason.

                    (vii)This  Agreement  shall not limit the right of the Board of Directors of Employer to terminate the Employment at any time, whether or not for Cause.


         4.    Payments Upon Termination of Employment
               ---------------------------------------

               In the event of the termination of the Employment, either by Employer or by Employee, Employee shall be entitled to receive payments from Employer as follows:

               (a)  Payments in the Event of a  Termination  Event  Described in
                    -----------------------------------------------------------
                    Paragraph 3(b)(i)-(v):
                    ----------------------

                    Upon the termination of Employment as a result of a Termination Event described in Section 3(b)(i)-(v), above, Employee shall be entitled to any base compensation and vacation pay due and owing at the date of such termination, but not yet paid. The Employee shall not be entitled to any other compensation or payments hereunder after the date of, or otherwise with respect to, such termination of the Employment.

               (b)  Payments  Upon  Termination  of  Employment  as a Result  of
                    ------------------------------------------------------------
                    Events Described in Paragraphs 3(b)(vi) or 3(b)(vii):
                    -----------------------------------------------------

                    (i) Upon the termination of Employment as a result of Termination Events described in Section 3(b)(vi) above, the Employee shall be entitled to and paid on last date of Employment any base compensation and pro rated Annual Bonus, if any, which may be due and owing at the date of such termination, but not yet paid, plus the base compensation that would have been payable to
                         Employee through the expiration of the Initial Employment Term.

                    (ii) Upon the  termination  of  Employment  as a  result  of
                         Termination Events described in Section 3(b)(vii), above, the Employee shall be entitled to and paid on last date of Employment and any base compensation and pro rated Annual Bonus, if any, which may be due and owing at the date of such termination, but not yet paid, plus the base compensation that would have been payable to Employee through the expiration of the Initial Employment Term.

         5.    Ownership of Work Product and Ideas
               -----------------------------------

               During the Employment, any discoveries, inventions, patents, materials, licenses and ideas related to the worldwide Internet, kiosk, multimedia and location based entertainment industry (whether or not patentable or copyrightable and whether created and owned by Employee personally or owned by Employer prior to or after the execution of this Agreement) ("Work Product") and all business opportunities introduced to Employee during the Employment Term within said worldwide Internet, kiosk, multimedia and location based entertainment industry, as defined in Paragraph 1(g), above, will be owned by and belong exclusively to Employer, and Employee will have no personal interest in such. Employee will, in such connection, promptly disclose such Work Product and business opportunities in such industry in which he may now own an interest.

         6.    Protection of Confidential Information
               --------------------------------------

               (a) Employee acknowledges that during the course of his Employment, he will acquire Proprietary Information and Trade Secrets (as hereinafter defined) of Employer and it's potential affiliated companies (Employer and affiliated companies). For purposes of this Agreement:

                    (i) "Proprietary Information" shall mean all unpublished materials and information created, discovered, owned or otherwise controlled by Employer and affiliated companies relating to the products of Employer and affiliated companies, including, but not limited to, financial information, data or statements, product research and development, existing and future product plans, designs and schematics, patents, client lists, computer data, documentation, algorithms, processes and know-how (whether or not reduced to writing and whether or not patentable or copyrightable), and business and marketing plans and strategies, pricing policies, cost and profit information, supplier identities, packaging and the like, whether disclosed orally, in writing, or by inspection. Proprietary Information shall also include all other materials and information which have been clearly identified by Employer as Proprietary Information, Trade Secrets or Confidential Information. The term "Proprietary Information" shall not include any information which is now generally known or available or which hereafter, through no act or failure on the part of Employee, becomes generally known or available;

                    (ii) "Trade  Secrets" shall mean the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula or improvement which is secret and is not generally available to the public, which Employer and affiliated companies may consider confidential, and which gives the one who uses it an advantage over competitors who do not know of or use the Trade Secret. The Trade Secrets may include, without limitation, information relating to programs or products now existing or currently under design or development.

               (b)  Non-Disclosure
                    --------------

                    Employee agrees to hold the Proprietary Information and Trade Secrets of which Employee may acquire knowledge hereunder in the strictest confidence unless ordered to disclose same subject to legal proceeding instituted by third parties or as required to fulfill authorized government requirements. Employee further agrees not to disclose any Proprietary Information or Trade Secrets except to the Board of Directors and employees and consultants of Employer, if any, who reasonably require the same for the purposes hereof and who are bound by a confidentiality agreement in form and substance.

               (c)  Return of Documents and Materials
                    ---------------------------------

                    Employee agrees to use his best efforts to deliver promptly upon the termination of Employment, and at any other time as Employer may request, all documents, technology, software, source codes, object codes, hardware (and all copies thereof), in whatever medium, relating to the business of the Employer or any affiliated employer he possesses or has under his control.

         7.    Covenant Not to Compete and Covenant Not to Solicit
               ---------------------------------------------------

               (a) Employee agrees that during the Employment Terms, as such are defined in Paragraph 1(d), above, ("Initial Non-Compete Term"), he will not compete, directly or indirectly, with Employer or any of it's affiliated companies within the worldwide Internet, kiosk, multimedia and location based entertainment industry; and

               (b) Upon termination of said Employment Terms, provided that such termination occurs because of expiration or because Employee is terminated for Cause or voluntarily, as both are defined in Paragraph 3(b)(i)-(v), above, and for Two (2) years after such termination ("Second Non-Compete Term"), Employee will not compete, directly or indirectly, with Employer or it's affiliated companies within the worldwide Internet, kiosk, multimedia and location based entertainment industry; and

               (c) Should Employee be terminated by Employer's Board of Directors other than for Cause prior to the expiration of any Employment Term, or Employee leaves for Good Reason, as both are defined in Paragraphs 3(b)(vi) and 3(b)(vii), Employee will not compete, directly or indirectly, with Employer or any of it's affiliated companies for a period of One (1) year from such involuntary termination ("Third Non-Compete Term"); and

               (d) Employee agrees that, during any or all of the Non-Compete Terms set forth in this Paragraph 7, he will not directly or indirectly, either as a principal, agent, employee, employer, consultant, Five (5%) percent or more stockholder, partner, or in any other personal representative capacity whatsoever, whether through a corporation, partnership, trust, sole proprietorship or any other organization, engage in or assist any other person to engage in, businesses directly competitive with Employer and any of it's affiliated companies, nor will he solicit or assist others to solicit or divert employees of Employer or any of it's affiliated companies to terminate his or her Employment with Employer.

                    However, it is understood and agreed that during the Second and Third Non-Compete Terms as defined above, Employee may engage in, or induce others who are not employees of Employer or any of it's affiliated companies to engage in, business opportunities in the worldwide Internet, kiosk, multimedia and location based entertainment industry offered to Employer or any of it's affiliated companies during the Initial Non-Compete Term, but which Employer or any of it's affiliated companies refused to pursue during such Initial Non-Compete Term, as long as such businesses do not directly compete with Employer or any of it's affiliated companies.

         8.    Conflicting Agreements
               ----------------------

               Employee warrants and represents that he has disclosed to Employer any existing or proposed agreements to which Employee is a party that may adversely affect Employee's ability to render its services to Employer hereunder.

         9.    Indemnification
               ---------------

               Employee hereby indemnifies and holds harmless Employer or any of it's affiliated companies and their directors, officers, agents and employees from and against all claims, demands and causes of action (including, without limitation, reasonable attorneys fees, court costs and other liabilities) arising out of or in connection with Employee's breach of its obligations under this Agreement, including, without limitation, its or its principal shareholder, R. A. Moss', obligations pursuant to Paragraph 2(g), above, or any of his activities prior to the execution of this Agreement. Nothing in this Section 9 imposes on Employee the obligation to indemnify the Employer or any of it's affiliated companies with respect to any damages resulting from Employer's intentional torts or acts of negligence.

         10.   General Provisions
               ------------------

               (a)  Expenses for this Agreement
                    ---------------------------

                    All costs and expenses incurred by either of the parties in connection with the negotiation of this Agreement shall be paid by that party.

               (b)  Notices
                    -------

               ALL NOTICES, DEMANDS AND OTHER COMMUNICATIONS HEREUNDER  SHALL BE
                    in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail, return receipt requested, to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
                    Section 10(b)):

                    (i)  If to Employer:

                         Digital Video Display Technologies, Inc.
                         c/o The Marshall Firm
                         111 West 40th St., 11th Floor
                         New York, NY 10018
                         Attention:  Marilyn G. Haft
                         Telecopy No.:  (212) 382-3610 or (212) 749-3194
                         E-Mail:  shahanam@themarshallfirm.com

                    (ii) If to Employee:

                         R. A.  Moss
                         A-Infocom, Inc.
                         5901 Warner Avenue, #432
                         Huntington Beach, CA 92649
                         Telecopy No.:  (714) 377-8854
                         E-Mail: randy@aspyre.net

               (c)  Headings
                    --------

                    The description headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               (d)  Successors; Binding Agreement
                    -----------------------------

                    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, devisees, legatees, executors, administrators, successors and personal or legal representatives. If Employee is domiciled in a community property state or a state that has adopted the Uniform Marital Property Act or equivalent or if Employee is domiciled in a state that grants to his spouse any other marital rights in Employee's assets (including, without limitation, dower rights or a right to elect against Employee's will or to claim a forced share of Employee's estate), this Agreement shall also inure to the benefit of, and shall also be binding upon, his spouse. If Employee should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's designee or, if there be no such designee, to Employee's heirs, devisees, legatees or executors or administrators of Employee's estate, as appropriate.

               (e)  Severability
                    ------------

                    If any provision of this Agreement is held to be illegal, invalid or unenforceable under existing or future laws effective during the term of this Agreement, such provisions shall be fully severable, the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

               (f)  Entire Agreement
                    ----------------

                    This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both written and oral, between Employer and Employee with respect to the subject matter hereof and thereof.

               (g)  Assignment
                    ----------

                    This Agreement and the rights and duties hereunder are not assignable by Employee, except that Employee shall have the right to assign payments and compensation to any one third party, provided that such assignee has no other beneficial rights whatsoever in and to this Agreement. It is also of essence to and an inducement to this Agreement that Randy Moss, the principal shareholder of Employee, personally and individually perform the services herein, and Employee may not assign the obligation to perform such services to any other individual or entity without Employer's prior written consent. Should Employee in its corporate capacity cease to exist or become bankrupt or fail to perform its obligations hereunder, Randy Moss hereby individually guarantees to perform Employee's obligations hereunder and indemnifies Employer, its Officers, directors, agents representatives and affiliates against any and all claims, losses and actions which may arise due to Employee, in its corporate capacity's, failure to perform such obligations under this Agreement. This Agreement and the rights and duties hereunder may not be assigned by the Employer without the express written consent of Employee (which consent may be granted or withheld in the sole discretion of Employee), except such consent shall not be required in order for Employer to assign this Agreement or the rights or duties hereunder to an affiliate of Employer or to a third party in connection with the merger or consolidation of Employer with, or the sale of all or substantially all of the assets or business of Employer to, that third party.

               (h)  Amendment; Waiver
                    -----------------

                    This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, Employer and Employee. Either party to this Agreement may (a) extend the time for the performance of any of the obligation or other acts of the other party or (b) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

               (i)  Governing Law
                    -------------

                    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, applicable to contracts executed in and to be performed entirely within that state.

               (j)  Jurisdiction and Venue
                    ----------------------

                    The parties hereto agree that all actions or proceedings initiated by either party hereto and arising directly or indirectly out of this Agreement which are brought pursuant to judicial proceedings shall be litigated in a Federal or State court located in New York County, New York. The parties hereto expressly submit and consent in advance to such jurisdiction and agree that service of summons and complaint or other process or papers may be made by registered or certified mail, return receipt requested, addressed to the relevant party at the address to which notices are to be sent pursuant to Section 10(b) of this Agreement. The parties hereto waive any claim that a Federal or State court located in New York County, New York is an inconvenient forum or an improper forum based on lack of venue.

               (k)  Equitable Relief
                    ----------------

                    Employee acknowledges that the covenants contained in Sections 5, 6 and 7 are reasonable and necessary to protect the legitimate interests of Employer, that in the absence of such covenants will result in irreparable injury to Employer and that the remedy at law for such breach or threatened breach would be inadequate. Accordingly, Employee agrees that Employer, in addition to any other rights or remedies which it may have, shall be entitled to seek such equitable and injunctive relief as any be available from any court of competent jurisdiction to restrain Employee from any breach or threatened breach of such covenants.

               (l)  Attorneys' Fees
                    ---------------

                    If any legal action or other proceeding is brought for the enforcement of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

               (m)  Counterparts
                    ------------

                    This Agreement may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original while all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, Employer and Employee have executed this Agreement as of the date and year first written above.

A-INFOCOM, INC:                              DIGITAL VIDEO DISPLAY TECHNOLOGIES,
                                             INC:

By:      ___________________________         By:_______________________________

Title:   ___________________________         Title:_____________________________

Print Name _______________________           Print Name:________________________


RANDY A. MOSS, INDIVIDUALLY, AS TO THOSE TERMS APPLICABLE TO HIM:

By: /s/ RANDY A. MOSS
    ----------------------
        Randy A. Moss